Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), hereby constitutes and appoints Maryann T. Mannen, C. Kristopher Hagedorn and Rebecca L. Iten, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2025 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of February 2026.

/s/ Maryann T. Mannen	/s/ C. Kristopher Hagedorn
Maryann T. Mannen	C. Kristopher Hagedorn
Chairman of the Board,	Director,
President and Chief Executive Officer of	Executive Vice President and Chief Financial Officer
MPLX GP LLC (the general partner of MPLX LP)	of MPLX GP LLC (the general partner of MPLX LP)
(principal executive officer)	(principal financial officer)

/s/ Rebecca L. Iten	/s/ Christine S. Breves
Rebecca L. Iten	Christine S. Breves
Vice President and Controller	Director of MPLX GP LLC
of MPLX GP LLC	(the general partner of MPLX LP)
(the general partner of MPLX LP)
(principal accounting officer)

/s/ Christopher A. Helms	/s/ Maria A. Khoury
Christopher A. Helms	Maria A. Khoury
Director of MPLX GP LLC	Director of MPLX GP LLC
(the general partner of MPLX LP)	(the general partner of MPLX LP)

/s/ Garry L. Peiffer	/s/ Frank M. Semple
Garry L. Peiffer	Frank M. Semple
Director of MPLX GP LLC	Director of MPLX GP LLC
(the general partner of MPLX LP)	(the general partner of MPLX LP)

/s/ J. Michael Stice	/s/ John P. Surma
J. Michael Stice	John P. Surma
Director of MPLX GP LLC	Director of MPLX GP LLC
(the general partner of MPLX LP)	(the general partner of MPLX LP)

/s/ Ray N. Walker, Jr.
Ray N. Walker, Jr.
Director of MPLX GP LLC
(the general partner of MPLX LP)